AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                       HEALTHCORE MEDICAL SOLUTIONS, INC.

                                   ----------

                    (Pursuant to Sections 242 and 245 of the
                General Corporation Law of the State of Delaware)


          HealthCore Medical Solutions, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

          A. The name of the Corporation is HealthCore Medical Solutions, Inc. The date of filing of the original Certificate of Incorporation with the Secretary of State of the State of Delaware was February 11, 1997.

          B. Such amendments and additions made by this Amended and Restated Certificate of Incorporation are set forth herein and have been duly adopted pursuant to the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

          C. The Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

          FIRST: The name of the corporation is HEALTHCORE MEDICAL SOLUTIONS, INC.

          SECOND: The address of the Corporation's registered office in the State of Delaware is located at 1013 Centre Road, Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

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          FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is Twenty-Five Million (25,000,000) shares, consisting of (i) Nineteen Million Six Hundred Forty Thousand (19,640,000) shares of Class A Common Stock, $.01 par value per share (the "Class A Common Stock"); (ii) Three Hundred Sixty Thousand (360,000) shares of Class B Common Stock, $.01 par value per share (the "Class B Common Stock"); and
     (ii) Five Million (5,000,000) shares of Preferred Stock, $.01 par value per share (the "Preferred Stock").

A. Common Stock

          (1) General. The designations, preferences, limitations and relative rights of the Class A Common Stock and the Class B Common Stock shall be in all respect identical, except as stated in this Certificate of Incorporation or as otherwise required by law.

          (2) Voting Rights.

          (a) At each meeting of stockholders of the Corporation and upon each proposal presented at such meeting, every holder of Class A Common Stock shall be entitled to one vote in person or by proxy for each share of Class A Common Stock standing in his or her name on the stock transfer records of the Corporation and every holder of Class B Common Stock shall be entitled to five votes in person or by proxy for each share of Class B Common Stock standing in his or her name on the stock transfer records of the Corporation.

          (b) Except as provided in this Paragraph (2) or as may be otherwise required by law, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class with respect to all matters.

          (c) Except as may be otherwise required by law or stated in any Preferred Stock Designation (as defined in Section B of this ARTICLE FOURTH), the holders of Class A Common Stock and Class B Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, each holder of the Class A Common Stock and Class B Common Stock being entitled to vote as provided in this Paragraph (2).

          (3) Dividends and Distributions. Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Certificate of Incorporation, as it may be amended from time to time, holders of Class A Common Stock and Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, in property or in shares of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor; provided, however, that no cash, property or share dividend or distribution may


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

be declared or paid on the outstanding shares of either the Class A Common Stock or Class B Common Stock unless an identical per share dividend or distribution is simultaneously declared and paid on the outstanding shares of the other such class of stock; provided further, however, that a dividend of shares may be declared and paid in Class A Common Stock to holders of Class A Common Stock and Class B Common Stock if the number of shares paid per share to holders of Class A Common Stock and to holders of Class B Common Stock shall be the same. If the Corporation shall in any manner subdivide, combine or reclassify the outstanding shares of Class A Common Stock or Class B Common Stock, the outstanding shares of the other such class shall be subdivided, combined or reclassified proportionally in the same manner and on the same basis as the outstanding shares of Class A Common Stock or Class B Common Stock, as the case may be, have been subdivided, combined or reclassified. A dividend in shares of Class A Common Stock may be paid to the holders of shares of any other class of the Corporation.

          (4) Common Stock Subject to Priorities of Preferred Stock. The Class A Common Stock and Class B Common Stock are subject to all the powers, rights, privileges, preferences and priorities of the Preferred Stock as may be stated in this Certificate of Incorporation and in any Preferred Stock Designation.

          (5) Liquidation Rights. Upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the holders, if any, of the Preferred Stock of each series shall have been paid in full the amounts to which they respectively shall be entitled, or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata on a share for share basis to the holders of the Class A Common Stock and Class B Common Stock, subject to any Preferred Stock Designation.

          (6) No Conversion of Class A Common Stock. The shares of Class A Common Stock are not convertible into or exchangeable for shares of Class B Common Stock or any other shares or securities of the Corporation.

          (7) Conversion of Class B Common Stock.

          (a) Optional Conversion. Each record holder of Class B Common Stock is entitled, at any time or from time to time, to convert any or all of the shares of such holder's Class B Common Stock into fully paid and non-assessable shares of Class A Common Stock for no additional consideration, at the ratio of one share of Class A Common Stock for each share of Class B Common Stock.

          (b) Optional Conversion Procedures.

          (i) Each conversion of shares pursuant to Paragraph (7)(a) hereof shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder stating the number of shares that such


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

holder desires to convert. Such conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered, and at such time, the rights of any such holder with respect to the converted shares of such holder will cease and the person or persons in whose name or names the certificate or certificates for shares are to be issued upon such conversion will be deemed to have become the holder or holders of record of such shares represented thereby.

          (ii) Promptly after such surrender, the Corporation will issue and deliver in accordance with the surrendering holder's instructions the certificate or certificates for the Class A Common Stock issuable upon such conversion and a conversion and a certificate representing any Class B Common Stock which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion, but which was not converted.

          (c) Automatic Conversion. Each share of Class B Common Stock shall (subject to receipt of any and all necessary approvals) convert automatically into one fully paid and non-assessable share of Class A Common Stock (i) upon its sale, gift or transfer, (ii) upon the death of the original holder thereof,
(iii) upon the holder's termination of employment with the Corporation for any reason, or (iv) if, for the fiscal year ending September 30, 1999, the Corporation does not report net income before provision for income taxes and exclusive of any extraordinary earnings (all as audited by the Corporation's independent public accounts) of at least $1.0 million (the "Target Pretax Income Amount") or if, for any subsequent fiscal year through the fiscal year ending September 30, 2002, the Corporation's Target Pretax Income Amount does not equal or exceed an amount equal to the Target Pretax Income Amount for the prior fiscal year plus ten percent (10%).

          (d) Issuance Costs. The issuance of certificates upon conversion of shares pursuant hereto will be made without charge to the holder or holders of such shares for any issuance tax (except stock transfer tax) in respect thereof or other costs incurred by the Corporation in connection therewith.

          (e) Reservation of Shares. Solely for the purpose of issuance upon conversion of such shares as herein provided, the Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock such number of shares of Class A Common Stock as are then issuable upon the conversion of all outstanding shares of Class B Common Stock. The Corporation covenants that all shares of Class A Common Stock so issuable shall, when so issued, be duly and validly issued, fully paid and non-assessable, and free from liens and charges with respect to such issue. The Corporation will take all such action as may be necessary to assure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Class A Common Stock may be listed. The Corporation will not take any action that results in any adjustment of the conversion ratio if the total number of shares of Class A


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

Common Stock issued and issuable after such action upon conversion of the Class B Common Stock would exceed the total number of Class A Common Stock then authorized by the Certificate of Incorporation.

          (8) Reissuance of Shares. Any shares of Class B Common Stock that are converted into shares of Class A Common Stock as provided herein shall be retired and cancelled and shall not be reissued.

B. Preferred Stock

          The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby expressly authorized to provide, by resolution or resolutions duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series (the "Preferred Stock Designation"). The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determining the following:

          (1) the designation of such series, the number of shares to constitute such series and the stated value if different from the par value thereof;

          (2) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

          (3) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of Preferred Stock;

          (4) whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

          (5) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

          (6) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and the manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relating to the operation thereof;

          (7) whether the shares of such series shall be convertible into, or exchangeable


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

for, shares of stock of any other class or any other series of Preferred Stock or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

          (8) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of Preferred Stock;

          (9) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of Preferred Stock or of any other class; and

          (10) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions, thereof.

          The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.

          FIFTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

               (1) The election of directors need not be by written ballot, unless the by-laws so provide.

               (2) The Board of Directors shall have power without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

          SIXTH: The Corporation shall indemnify and advance expenses to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, each person who is or was a director or officer of the Corporation and the heirs, executors and administrators of such a person.

          SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this


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

Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or a class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

          EIGHTH: The personal liability of directors of the Corporation is hereby eliminated to the full extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware as the same may be amended and supplemented.

          NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

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

          IN WITNESS THEREOF, I have hereunto signed my name and affirm that the statements made herein are true under the penalties of perjury, this 31st day of July, 1997.

                                     HEALTHCORE MEDICAL SOLUTIONS, INC.



                                     By:  /s/ Neal J. Polan
                                          -------------------------------------
                                          Neal J. Polan
                                          Chairman and Chief Executive Officer